Exhibit 99.1

2 Batterymarch Park, Suite 301, Quincy, MA 02169

News Release

For Immediate Release January 25, 2022	For More Information, Contact: William M. Parent, President and Chief Executive Officer (617-925-1955)

RANDOLPH BANCORP, INC. ANNOUNCES FOURTH QUARTER 2021 FINANCIAL RESULTS AND DECLARES QUARTERLY AND SPECIAL CASH DIVIDENDS

QUINCY, Massachusetts, January 25, 2022 – Randolph Bancorp, Inc. (the “Company”) (NASDAQ Global Market: RNDB), the holding company for Envision Bank (the “Bank”), today announced net income of $786,000, or $0.17 per basic share and $0.16 per diluted share, for the three months ended December 31, 2021 compared to net income of $3.1 million, or $0.64 per basic and $0.62 per diluted share, for the three months ended September 30, 2021 and net income of $5.3 million, or $1.03 per basic share and $1.01 per diluted share, for the three months ended December 31, 2020. Excluding one-time events of $26,000 in severance expenses and $55,000 in loss of disposal of fixed assets, net income on a non-GAAP basis was $844,000, or $0.17 per diluted share, for the three months ended December 31, 2021. Excluding one-time events of $139,000 in severance expenses and $190,000 in other outsourcing expenses, net income on a non-GAAP basis was $3.4 million, or $0.67 per diluted share, for the three months ended September 30, 2021. Excluding one-time charges of $294,000 related to the closing of a residential lending office and $69,000 in severance expenses, net income on a non-GAAP basis for the three months ended December 31, 2020 was $5.6 million, or $1.06 per diluted share.

For the year ended December 31, 2021, net income was $9.6 million, or $1.96 per basic share and $1.88 per diluted share, compared to net income of $19.9 million, or $3.89 per basic and $3.86 per diluted share, for the year ended December 31, 2020. Net income on a non-GAAP basis, excluding certain nonrecurring items, was $10.1 million, or $1.99 per diluted share, for the year ended December 31, 2021, compared to net income on a non-GAAP basis, excluding other certain nonrecurring items, of $21.5 million, or $4.15 per diluted share, for the year ended December 31, 2020.

The Company announced that its Board of Directors declared a regular quarterly dividend of $0.15 per common share and a one-time special dividend of $2.00 per share. Both dividends will be payable on or about February 22, 2022, to shareholders of record as of February 8, 2022.

The Company also announced a modification to its stock repurchase program (the “Program”), previously announced on October 26, 2021. The modification changes the Program so that the Company may purchase up to 62,000 shares, or approximately 1% of the Company’s outstanding common stock. The Company repurchased 4,337 shares through the Program as of December 31, 2021.

At December 31, 2021, total assets amounted to $803.3 million, compared to $751.1 million at September 30, 2021, an increase of $52.2 million, or 6.9%. Total loans decreased by $20.2 million, or 3.5%, to $549.8 million at December 31, 2021 from $570.0 million at September 30, 2021, and loans held for sale decreased by $30.6 million to $44.8 million at December 31, 2021 from $75.4 million at September 30, 2021. Cash and cash equivalents increased to $115.4 million at December 31, 2021, an increase of $102.6 million, or 796.6% from $12.9 million as of September 30, 2021, as a result of deposit growth of $64.7 million in the quarter, a 1-4 family residential portfolio loan sale of $35.6 million during the quarter, and the decrease in loans held for sale of $30.6 million. Compared to December 31, 2020, total assets grew $82.2 million, or 11.4%, from $721.1 million. The growth from the prior year period was driven by an increase in total loans of $60.5 million, or 12.4%, and cash and cash equivalents of $101.7 million, or 738.2%, partially offset by a decrease in loans held for sale of $74.3 million, or 62.4%.

William M. Parent, President and Chief Executive Officer, stated, “The fourth quarter was a transitional quarter as our mortgage banking business continued to be negatively impacted by declining origination volumes. During the quarter, we were able to grow our commercial lending business and increase and extend our low-cost funding, while also repositioning our fixed-rate residential mortgage loan portfolio. This significantly increased our liquidity and prospects for improving net interest margin in anticipation of loan growth into a higher interest rate environment in 2022. We are continuing to transition our mortgage banking operations and in the first quarter of 2022 initiated a reduction in force, reflecting lower mortgage loan production levels. Our decision to declare a special dividend that returns approximately $10 million in capital to our shareholders, reflects the impact of low stock trading volume on the pace of our stock buybacks and our commitment to actively manage our strong capital position. We look forward to 2022 with strong prospects for growth in our community bank that should generate continued operating leverage and stronger recurring earnings.”

Fourth Quarter Operating Results

Net interest income decreased by $282,000, or 4.7%, to $5.7 million for the three months ended December 31, 2021 from $6.0 million for the three months ended September 30, 2021. This decrease was primarily due to a 7.4% decrease in average balances of 1-4 family residential loans, as a result of the $35.6 million sale from portfolio, a $160,000 decline in fee accretion earned from the Small Business Administration’s Paycheck Protection Program (“SBA PPP”) to $158,000 in the fourth quarter of 2021 and a $99,000 decrease in interest income from the downgrade of three loans that were previously granted COVID-19 related forbearances to nonaccrual status. The yield earned on interest-earning assets decreased by 23 basis points from the prior quarter, and the rate paid on interest-bearing liabilities decreased by 3 basis points from the prior quarter. Accordingly, the net interest margin decreased by 22 basis points, to 3.14% in the fourth quarter from 3.36% in the third quarter.

Net interest income increased by $654,000, or 13.0%, to $5.7 million for the three months ended December 31, 2021, from $5.0 million in the same period in the prior year. Relative to the prior year quarter, the net interest margin increased by 14 basis points to 3.14%, from 3.00%. The improvement reflects average loan growth of $44.8 million from the prior year quarter, while the cost of interest-bearing liabilities decreased by 27 basis points.

The Company recognized a credit for loan losses of $108,000 for the quarter ended December 31, 2021, driven by changes in the qualitative factors related to improving commercial lending trends, in addition to a decline in total loan balances of $20.2 million from the prior quarter. The allowance for loan losses was 1.14%, 1.13% and 1.39% of total loans at December 31, 2021, September 30, 2021 and December 31, 2020, respectively, and was 239.7%, 427.7% and 94.6% of non-performing assets at December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

Non-interest income decreased $3.6 million, or 44.3%, to $4.5 million for the quarter ended December 31, 2021 from $8.1 million in the quarter ended September 30, 2021, due to a decrease of $3.5 million in the net gain on loan origination and sale activities. Sold mortgages totaled $297.3 million in the fourth quarter of 2021, compared to $260.5 million in the third quarter of 2021. The fourth quarter of 2021 ended with a mortgage pipeline of $85.9 million, compared to a pipeline of $158.1 million at the end of the third quarter of 2021, and loans held for sale were $44.8 million as of December 31, 2021, compared to $75.4 million as of September 30, 2021. The decrease in the mortgage banking pipeline and loans held for sale, reflecting rising interest rates and seasonality, were key contributors to the erosion in the gain on loan origination and sale activities from the prior quarter. Mortgage servicing fees decreased $17,000, or 6.2%, to $257,000 for the fourth quarter of 2021 from $274,000 in the third quarter of 2021 as a result of a full quarter of expenses paid to the bank’s new mortgage sub-servicer of $310,000 for the quarter, partially offset by a positive fair value adjustment of $43,000 in the fourth quarter of 2021, compared to a positive fair value adjustment of $39,000 for the third quarter of 2021, based on an increase in mortgage interest rates.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Non-interest income decreased $11.1 million, or 70.9%, to $4.5 million for the quarter ended December 31, 2021 from $15.6 million for the quarter ended December 31, 2020, principally due to a decrease of $10.9 million in the net gain on loan origination and sale activities. Sold mortgage loans totaled $297.3 million in the fourth quarter of 2021, compared to sold mortgage loans of $426.5 million during the fourth quarter of 2020. The fourth quarter of 2021 ended with a mortgage pipeline of $85.9 million, compared to a pipeline of $396.6 million at the end of the fourth quarter of 2020. Mortgage servicing fees decreased $18,000 in the quarter ended December 31, 2021, principally due to $310,000 in sub-servicer expenses incurred during the fourth quarter of 2021, partially offset by a positive valuation adjustment to mortgage servicing rights of $43,000 in the quarter ended December 31, 2021 compared to an impairment charge of $87,000 in the quarter ended December 31, 2020 and increases in residential mortgage loan servicing fees, net of amortization, of $162,000 from the prior year quarter.

Non-interest expenses decreased $638,000, or 6.5%, to $9.2 million in the quarter ended December 31, 2021 from $9.9 million in the quarter ended September 30, 2021. The decrease was due to a decrease in salaries and employee benefits expense of $297,000, or 4.7%, primarily attributed to lower commissions and incentives associated with a normalization of residential loan production and by reductions in headcount related to the bank’s outsourcing of mortgage loan servicing, in addition to decreases in data processing, professional fees and other non-interest expenses from the prior quarter totaling $452,000.

Non-interest expenses decreased $3.7 million to $9.2 million in the quarter ended December 31, 2021 from $12.9 million in the quarter ended December 31, 2020. The decrease is principally due to a decrease in salaries and employee benefits of $2.6 million, primarily attributed to lower commissions and incentives associated with a normalization of residential loan production and reduced headcount, and decreases of $437,000 in occupancy and equipment expenses, as the Company has significantly decreased its operating footprint over the past twelve months.

The income tax expense was $330,000 for the three months ended December 31, 2021, compared to $1.2 million for the three months ended September 30, 2021 and $2.2 million for the three months ended December 31, 2020.

Year-to-Date Operating Results

Net interest income increased by $3.1 million, or 16.4%, to $22.0 million for the year ended December 31, 2021 from $18.9 million for the year ended December 31, 2020. The change reflects the downward pricing and improved composition of deposit liabilities, as well as loan growth. The composition of our funding base improved with an increase of $48.9 million, or 50.6%, of non-interest bearing deposits and a decrease of $23.3 million, or 31.8%, of borrowings. The composition change resulted in a 50 basis point decrease in the cost of interest-bearing liabilities. Average loan growth of $51.5 million, or 9.2%, from the prior year more than offset a 17 basis point decline in loan yields.

The Company recognized a credit for loan losses of $438,000 for the year ended December 31, 2021 compared to a provision of $2.6 million in the prior year. At December 31, 2021, improvements to qualitative factors related to the impact of the COVID-19 pandemic, the economic outlook, commercial lending and credit quality trends all helped to generate the credit for loan losses, partially offset by provisions for loan growth.

Non-interest income decreased $23.5 million, or 42.4%, to $31.9 million for the year ended December 31, 2021 from $55.4 million in the prior year, principally due to a decrease of $26.6 million in the net gain on loan origination and sale activities, partially offset by an increase in mortgage servicing fees, net, of $2.8 million. Mortgage loans sold were $1.4 billion in 2021, compared to $1.5 billion in the prior year. Net gain on loan origination and sale activities decreased, as a result of both lower loan sales and the impact of a shrinking mortgage banking pipeline during 2021, compared to an increasing mortgage banking pipeline during 2020. Mortgage servicing fees increased $2.8 million for the year ended December 31, 2021 to $1.7 million from a loss of $1.2 million in the year ended December 31, 2020, primarily due to

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

positive fair value adjustments of $438,000 for the year ended December 31, 2021 compared to impairment charges of $2.1 million in the year ended December 31, 2020.

Non-interest expenses decreased $4.7 million, or 10.1%, to $41.7 million for the year ended December 31, 2021 from $46.3 million for the year ended December 31, 2020. Non-interest expenses in the year ended December 31, 2020 included one-time charges of $1,375,000 related to the retirement of senior executives as well as $229,000 of COVID-19 pandemic-related expenses. Occupancy and equipment expenses decreased $753,000 as compared to the prior year period, as the Company migrated to a hybrid work environment and reduced its overall real estate footprint by closing six loan production offices, and reducing the office space for the bank’s headquarters and loan operations office since the prior year, and reduced COVID-19 pandemic related spending. These decreases were partially offset by increases in other non-interest expenses of $307,000, related to one-time conversion expenses for the bank’s new mortgage sub-servicer, and increases to board fees and stock-based compensation paid to new members of the bank’s Board of Directors.

Income tax expenses decreased to $3.1 million for the year ended December 31, 2021 from $5.5 million for the year ended December 31, 2020. The current period included a reversal of a charitable contribution carryforward valuation allowance, and the prior period included the utilization of net operating loss carryforwards.

Balance Sheet

At December 31, 2021, total assets amounted to $803.3 million, compared to $755.1 million at September 30, 2021, an increase of $52.2 million, or 6.9%. A $102.6 million increase in cash and cash equivalents from the prior quarter was partially offset by a $30.6 million decrease in loans held for sale and a $20.2 million decrease in total loans. The decrease in total loans was primarily the result of a $35.6 million sale of 1-4 family residential loans from portfolio during the quarter, partially offset by an increase of $12.3 million, or 6.7%, in commercial real estate loans. Deposits increased by $64.7 million, or 11.3%, in the quarter, including an increase of $11.6 million in non-interest bearing deposits and $32.6 million in term certificates, as the Company looked to lengthen the duration of its funding base in anticipation of rising interest rates.

Total assets at December 31, 2021 increased $82.2 million, or 11.4%, from $721.1 million at December 31, 2020. Contributing to asset growth was a $61.0 million increase in net loans to $544.6 million at December 31, 2021 from $483.6 million at December 31, 2020. Cash and cash equivalents increased by $101.7 million, or 738.2%, to $115.4 million at December 31, 2021 from $13.8 million at December 31, 2020, principally due an increase of $109.8 million, or 20.8%, of deposits. Commercial real estate loans increased by $53.5 million, or 37.2%, as we focus on diversifying our loan mix. Federal Home Loan Bank of Boston (“FHLBB”) advances decreased by $11.9 million to $50.0 million at December 31, 2021, from $61.9 million at December 31, 2020, and Federal Reserve Bank of Boston (“Federal Reserve Bank”) advances decreased by $11.4 million.

Total stockholders’ equity was $100.9 million at December 31, 2021 compared to $100.6 million at September 30, 2021. The increase of $306,000 reflects net income of $786,000, proceeds from the exercise of options of $255,000 and stock-based compensation of $359,000, partially offset by repurchases during the period of $144,000 and dividend payments of $765,000.

Total stockholders’ equity was $100.9 million at December 31, 2021 compared to $99.8 million at December 31, 2020. The increase of $1.1 million relates mainly to net income from the previous twelve months of $9.6 million, partially offset by share repurchases of $8.5 million.

Subsequent Events

Subsequent to December 31, 2021, the Company announced a reduction in force to its residential lending back-office operations of approximately 30%. The Company estimates that this reduction in force will reduce salaries and benefits expense by approximately $1.4 million on an annualized basis. Through this reduction in force, the elimination of overtime and temporary staffing costs associated with the mortgage origination process and the outsourcing residential loan servicing

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

operations, which occurred in 2021, the Company will have reduced related costs by $3.3 million, or 15% of Envision Mortgage’s 2021 salaries and benefits expense.

COVID-19 Impact

In response to the impact of the COVID-19 pandemic on our customers and our business, the Company implemented a series of measures through the date of this release, including participation in the SBA PPP, through which we funded $26.2 million of SBA PPP Loans through December 31, 2021, and granting payment deferrals for residential mortgage, home equity and certain commercial borrowers who were current in their payments at the time the deferral was requested. Depending on the circumstances of the borrowers, the forbearance calls for a reduced or full deferral of payment. Please refer to the Loan Payment Deferrals and COVID-19 Highly Impacted Sectors for statistics on loan payment deferrals and the commercial loan sectors we believe could continue to be exposed to the economic impact of the COVID-19 pandemic.

About Randolph Bancorp, Inc.

Randolph Bancorp, Inc. is the holding company for Envision Bank and its Envision Mortgage Division. Envision Bank is a full-service community bank with five retail branch locations, loan operations centers in North Attleboro and Quincy, Massachusetts, three loan production offices located in Massachusetts and one loan production office in Southern New Hampshire.

Forward Looking Statements

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “assume”, “outlook”, “will”, “should”, and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, ongoing disruptions due to the COVID-19 pandemic and the measures taken to contain its spread on the Company’s employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in the general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in consumer behavior due to changing political, business and economic conditions or legislative or regulatory initiatives; reputational risk relating to the Company’s participation in the SBA PPP and other pandemic-related legislative and regulatory initiatives and programs; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures, such as return on average assets, return on average equity, the efficiency ratio, profit percentage, tangible book value per share, non-interest income to total income and, where applicable, as adjusted for non-recurring items. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of on-going business activities, and to enhance comparability with peers across the financial services sector.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

				% Change
	December 31,	September 30,	December 31,	Dec 2021 vs.	Dec 2021 vs.
	2021	2021	2020	Sep 2021	Dec 2020
Assets
Cash and cash equivalents	$115,449	$12,876	$13,774	796.6%	738.2%
Securities available for sale, at fair value	51,666	51,725	55,366	(0.1)%	(6.7)%
Loans held for sale, at fair value	44,766	75,400	119,112	(40.6)%	(62.4)%
Loans:
1-4 family residential	236,364	265,561	235,648	(11.0)%	0.3%
Home equity	57,295	56,124	48,166	2.1%	19.0%
Commercial real estate	197,423	185,100	143,893	6.7%	37.2%
Construction	33,961	34,479	31,050	(1.5)%	9.4%
Total real estate loans	525,043	541,264	458,757	(3.0)%	14.4%
Commercial and industrial	17,242	19,896	20,259	(13.3)%	(14.9)%
Consumer	7,552	8,860	10,289	(14.8)%	(26.6)%
Total loans	549,837	570,020	489,305	(3.5)%	12.4%
Allowance for loan losses	(6,289)	(6,432)	(6,784)	(2.2)%	(7.3)%
Net deferred loan costs and fees, and purchase premiums	1,073	1,031	1,123	4.1%	(4.5)%
Loans, net	544,621	564,619	483,644	(3.5)%	12.6%
Federal Home Loan Bank of Boston stock, at cost	2,940	3,239	3,576	(9.2)%	(17.8)%
Accrued interest receivable	1,500	1,763	1,562	(14.9)%	(4.0)%
Mortgage servicing rights, net	15,616	15,402	12,377	1.4%	26.2%
Premises and equipment, net	7,684	6,462	4,781	18.9%	60.7%
Bank-owned life insurance	8,784	8,744	8,622	0.5%	1.9%
Foreclosed real estate, net	-	-	132	-%	(100.0)%
Other assets	10,252	10,867	18,126	(5.7)%	(43.4)%
Total assets	$803,278	$751,097	$721,072	6.9%	11.4%

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$145,666	$134,058	$96,731	8.7%	50.6%
Savings accounts	191,712	188,346	185,481	1.8%	3.4%
NOW accounts	53,996	53,804	53,530	0.4%	0.9%
Money market accounts	90,544	73,562	77,393	23.1%	17.0%
Term certificates	106,112	73,519	83,444	44.3%	27.2%
Interest bearing brokered	50,117	50,116	31,728	0.0%	58.0%
Total deposits	638,147	573,405	528,307	11.3%	20.8%
Federal Reserve Bank advances	-	-	11,431	-%	(100.0)%
Federal Home Loan Bank of Boston advances	50,000	62,900	61,895	(20.5)%	(19.2)%
Mortgagors' escrow accounts	2,128	1,905	2,338	11.7%	(9.0)%
Post-employment benefit obligations	2,222	2,182	2,382	1.8%	(6.7)%
Other liabilities	9,878	10,108	14,900	(2.3)%	(33.7)%
Total liabilities	702,375	650,500	621,253	8.0%	13.1%
Stockholders' Equity:
Common stock	50	50	54	0.0%	(7.4)%
Additional paid-in capital	44,078	43,574	50,937	1.2%	(13.5)%
Retained earnings	60,524	60,504	51,689	0.0%	17.1%
ESOP-Unearned compensation	(3,568)	(3,615)	(3,756)	(1.3)%	(5.0)%
Accumulated other comprehensive income (loss), net of tax	(181)	84	895	(315.5)%	(120.2)%
Total stockholders' equity	100,903	100,597	99,819	0.3%	1.1%
Total liabilities and stockholders' equity	$803,278	$751,097	$721,072	6.9%	11.4%

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Balance Sheet Trend

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Cash and cash equivalents	$115,449	$12,876	$34,876	$54,950	$13,774
Securities available for sale, at fair value	51,666	51,725	50,212	54,148	55,366
Loans held for sale, at fair value	44,766	75,400	74,277	93,176	119,112
Loans:
1-4 family residential	236,364	265,561	263,992	239,190	235,648
Home equity	57,295	56,124	50,555	49,073	48,166
Commercial real estate	197,423	185,100	167,691	146,930	143,893
Construction	33,961	34,479	29,140	29,975	31,050
Total real estate loans	525,043	541,264	511,378	465,168	458,757
Commercial and industrial	17,242	19,896	25,826	23,869	20,259
Consumer	7,552	8,860	9,194	8,724	10,289
Total loans	549,837	570,020	546,398	497,761	489,305
Allowance for loan losses	(6,289)	(6,432)	(6,523)	(6,563)	(6,784)
Net deferred loan costs and fees, and purchase premiums	1,073	1,031	785	785	1,123
Loans, net	544,621	564,619	540,660	491,983	483,644
Federal Home Loan Bank of Boston stock, at cost	2,940	3,239	2,855	3,576	3,576
Accrued interest receivable	1,500	1,763	1,523	1,501	1,562
Mortgage servicing rights, net	15,616	15,402	15,375	14,744	12,377
Premises and equipment, net	7,684	6,462	5,115	4,709	4,781
Bank-owned life insurance	8,784	8,744	8,703	8,662	8,622
Foreclosed real estate, net	-	-	-	132	132
Other assets	10,252	10,867	10,546	10,607	18,126
Total assets	$803,278	$751,097	$744,142	$738,188	$721,072

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$145,666	$134,058	$124,683	$118,623	$96,731
Savings accounts	191,712	188,346	190,584	192,712	185,481
NOW accounts	53,996	53,804	51,059	62,772	53,530
Money market accounts	90,544	73,562	73,967	78,236	77,393
Term certificates	106,112	73,519	74,631	75,690	83,444
Interest bearing brokered	50,117	50,116	57,059	32,225	31,728
Total deposits	638,147	573,405	571,983	560,258	528,307
Federal Reserve Bank advances	-	-	-	-	11,431
Federal Home Loan Bank of Boston advances	50,000	62,900	50,016	60,024	61,895
Mortgagors' escrow accounts	2,128	1,905	1,783	1,924	2,338
Post-employment benefit obligations	2,222	2,182	2,226	2,235	2,382
Other liabilities	9,878	10,108	17,424	12,888	14,900
Total liabilities	702,375	650,500	643,432	637,329	621,253
Stockholders' Equity:
Common stock	50	50	52	53	54
Additional paid-in capital	44,078	43,574	46,740	48,613	50,937
Retained earnings	60,524	60,504	57,378	55,801	51,689
ESOP-Unearned compensation	(3,568)	(3,615)	(3,662)	(3,709)	(3,756)
Accumulated other comprehensive income (loss), net of tax	(181)	84	202	101	895
Total stockholders' equity	100,903	100,597	100,710	100,859	99,819
Total liabilities and stockholders' equity	$803,278	$751,097	$744,142	$738,188	$721,072

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended			% Change
	December 31,	September 30,	December 31,	Dec 2021 vs.	Dec 2021 vs.
	2021	2021	2020	Sep 2021	Dec 2020
Interest and dividend income:
Loans	$5,923	$6,226	$5,532	(4.9)%	7.1%
Securities-taxable	217	219	283	(0.9)%	(23.3)%
Securities-tax exempt	4	4	6	0.0%	(33.3)%
Interest-bearing deposits and certificates of deposit	13	4	7	225.0%	85.7%
Total interest and dividend income	6,157	6,453	5,828	(4.6)%	5.6%

Interest expense:
Deposits	308	299	541	3.0%	(43.1)%
Borrowings	155	178	247	(12.9)%	(37.2)%
Total interest expense	463	477	788	(2.9)%	(41.2)%

Net interest income	5,694	5,976	5,040	(4.7)%	13.0%
Provision (credit) for loan losses	(108)	(90)	215	20.0%	(150.2)%
Net interest income after provision (credit) for loan losses	5,802	6,066	4,825	(4.4)%	20.2%

Non-interest income:
Customer service fees	422	410	381	2.9%	10.8%
Gain on loan origination and sale activities, net	3,723	7,229	14,620	(48.5)%	(74.5)%
Mortgage servicing fees, net	257	274	275	(6.2)%	(6.5)%
Increase in cash surrender value of life insurance	41	41	45	0.0%	(8.9)%
Other	92	195	266	(52.8)%	(65.4)%
Total non-interest income	4,535	8,149	15,587	(44.3)%	(70.9)%
Non-interest expenses:
Salaries and employee benefits	6,084	6,381	8,722	(4.7)%	(30.2)%
Occupancy and equipment	713	714	1,150	(0.1)%	(38.0)%
Data processing	237	367	280	(35.4)%	(15.4)%
Professional fees	325	490	389	(33.7)%	(16.5)%
Marketing	245	134	231	82.8%	6.1%
FDIC insurance	55	54	51	1.9%	7.8%
Other non-interest expenses	1,562	1,719	2,104	(9.1)%	(25.8)%
Total non-interest expenses	9,221	9,859	12,927	(6.5)%	(28.7)%
Income before income taxes	1,116	4,356	7,485	(74.4)%	(85.1)%
Income tax expense	330	1,230	2,211	(73.2)%	(85.1)%
Net income	$786	$3,126	$5,274	(74.9)%	(85.1)%

Net income per share:
Basic	$0.17	$0.64	$1.03
Diluted	$0.16	$0.62	$1.01

Weighted average shares outstanding:
Basic	4,743,833	4,869,155	5,135,069
Diluted	4,993,750	5,074,676	5,244,414

Regular dividends declared per share	$0.15	$-	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations

(Dollars in thousands except per share amounts)

(Unaudited)

	Year to Date		% Change
	December 31,	December 31,	Dec 2021 vs.
	2021	2020	Dec 2020
Interest and dividend income:
Loans	$23,162	$22,212	4.3%
Securities-taxable	899	1,273	(29.4)%
Securities-tax exempt	20	28	(28.6)%
Interest-bearing deposits and certificates of deposit	32	75	(57.3)%
Total interest and dividend income	24,113	23,588	2.2%

Interest expense:
Deposits	1,390	3,778	(63.2)%
Borrowings	763	943	(19.1)%
Total interest expense	2,153	4,721	(54.4)%

Net interest income	21,960	18,867	16.4%
Provision (credit) for loan losses	(438)	2,553	(117.2)%
Net interest income after provision (credit) for loan losses	22,398	16,314	37.3%

Non-interest income:
Customer service fees	1,618	1,283	26.1%
Gain on loan origination and sale activities, net	27,685	54,236	(49.0)%
Mortgage servicing fees, net	1,691	(1,153)	(246.7)%
Increase in cash surrender value of life insurance	163	181	(9.9)%
Other	766	864	(11.3)%
Total non-interest income	31,923	55,411	(42.4)%
Non-interest expenses:
Salaries and employee benefits	28,212	33,161	(14.9)%
Occupancy and equipment	2,792	3,545	(21.2)%
Data processing	1,168	943	23.9%
Professional fees	1,699	1,277	33.0%
Marketing	749	689	8.7%
FDIC insurance	217	187	16.0%
Other non-interest expenses	6,821	6,514	4.7%
Total non-interest expenses	41,658	46,316	(10.1)%
Income before income taxes	12,663	25,409	(50.2)%
Income tax expense	3,062	5,477	(44.1)%
Net income	$9,601	$19,932	(51.8)%

Net income per share:
Basic	$1.96	$3.89
Diluted	$1.88	$3.86

Weighted average shares outstanding:
Basic	4,896,641	5,126,561
Diluted	5,108,738	5,163,042

Regular dividends declared per share	$0.15	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Consolidated Statements of Operations Trend

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest and dividend income:
Loans	$5,923	$6,226	$5,505	$5,508	$5,532
Securities-taxable	217	219	223	240	283
Securities-tax exempt	4	4	6	6	6
Interest-bearing deposits and certificates of deposit	13	4	8	7	7
Total interest and dividend income	6,157	6,453	5,742	5,761	5,828

Interest expense:
Deposits	308	299	345	438	541
Borrowings	155	178	198	232	247
Total interest expense	463	477	543	670	788

Net interest income	5,694	5,976	5,199	5,091	5,040
Provision (credit) for loan losses	(108)	(90)	(27)	(213)	215
Net interest income after provision (credit) for loan losses	5,802	6,066	5,226	5,304	4,825

Non-interest income:
Customer service fees	422	410	419	367	381
Gain on loan origination and sale activities, net	3,723	7,229	5,740	10,993	14,620
Mortgage servicing fees, net	257	274	381	779	275
Increase in cash surrender value of life insurance	41	41	41	40	45
Other	92	195	235	244	266
Total non-interest income	4,535	8,149	6,816	12,423	15,587
Non-interest expenses:
Salaries and employee benefits	6,084	6,381	7,310	8,437	8,722
Occupancy and equipment	713	714	621	744	1,150
Data processing	237	367	301	263	280
Professional fees	325	490	323	561	389
Marketing	245	134	200	170	231
FDIC insurance	55	54	54	54	51
Other non-interest expenses	1,562	1,719	1,818	1,722	2,104
Total non-interest expenses	9,221	9,859	10,627	11,951	12,927
Income before income taxes	1,116	4,356	1,415	5,776	7,485
Income tax expense (benefit)	330	1,230	(162)	1,664	2,211
Net income	$786	$3,126	$1,577	$4,112	$5,274

Net income per share:
Basic	$0.17	$0.64	$0.32	$0.81	$1.03
Diluted	$0.16	$0.62	$0.31	$0.78	$1.01

Weighted average shares outstanding:
Basic	4,743,833	4,869,155	4,921,182	5,056,165	5,135,069
Diluted	4,993,750	5,074,676	5,135,582	5,254,907	5,244,414

Regular dividends declared per share	$0.15	$-	$-	$-	$-

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)
Interest-earning assets:
Loans:
1-4 family residential (1)	$319,855	$2,790	3.46%	$345,576	$3,021	3.47%	$332,349	$3,027	3.62%
Home equity	57,183	480	3.33%	53,345	475	3.53%	47,844	436	3.63%
Commercial real estate	186,943	1,880	3.99%	174,319	1,809	4.12%	134,766	1,342	3.96%
Construction	34,246	331	3.83%	32,690	310	3.76%	32,101	325	4.03%
Total real estate loans	598,227	5,481	3.63%	605,930	5,615	3.68%	547,060	5,130	3.73%
Commercial and industrial	18,311	331	7.17%	22,693	493	8.62%	21,378	258	4.80%
Consumer	8,313	111	5.30%	12,820	118	3.65%	11,564	144	4.95%
Total loans	624,851	5,923	3.76%	641,443	6,226	3.85%	580,002	5,532	3.79%
Investment securities(2) (3)	54,314	222	1.62%	54,229	224	1.64%	58,329	290	1.98%
Interest-earning deposits	41,161	13	0.13%	11,002	4	0.14%	30,573	7	0.09%
Total interest-earning assets	720,326	6,158	3.39%	706,674	6,454	3.62%	668,904	5,829	3.47%
Noninterest-earning assets	43,478			44,614			45,015
Total assets	$763,804			$751,288			$713,919
Interest-bearing liabilities:
Savings accounts	191,464	72	0.15%	189,254	76	0.16%	181,653	142	0.31%
NOW accounts	62,838	29	0.18%	61,951	23	0.15%	59,005	43	0.29%
Money market accounts	77,140	36	0.19%	73,662	41	0.22%	75,106	62	0.33%
Term certificates	135,406	171	0.50%	113,787	159	0.55%	112,260	294	1.04%
Total interest-bearing deposits	466,848	308	0.26%	438,654	299	0.27%	428,024	541	0.50%
FHLBB and FRB advances	53,592	155	1.15%	64,047	178	1.10%	77,584	247	1.27%
Total interest-bearing liabilities	520,440	463	0.35%	502,701	477	0.38%	505,608	788	0.62%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	127,486			126,165			94,540
Other noninterest-bearing liabilities	13,305			19,021			13,539
Total liabilities	661,231			647,887			613,687
Total stockholders' equity	102,573			103,401			100,232
Total liabilities and stockholders' equity	$763,804			$751,288			$713,919
Net interest income		$5,695			$5,977			$5,041
Interest rate spread(4)			3.04%			3.24%			2.85%
Net interest-earning assets(5)	$199,886			$203,973			$163,296
Net interest margin(6)			3.14%			3.36%			3.00%
Cost of deposits (8)			0.21%			0.21%			0.41%
Cost of funds (9)			0.28%			0.30%			0.52%
Ratio of interest-earning assets to interest-bearing liabilities	138.41%			140.58%			132.30%
(1) Includes nonaccruing loan balances and interest received on such loans, in addition to loans held for sale.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $1,000, $1,000 and $1,000 for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

(7) During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

(8) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(9) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances/Yields

(Dollars in thousands)

(Unaudited)

	Year to Date
	December 31, 2021			December 31, 2020
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Paid	Rate (7)	Balance	Paid	Rate (7)
Interest-earning assets:
Loans:
1-4 family residential (1)	$330,326	$11,548	3.50%	$318,332	$12,142	3.81%
Home equity	52,202	1,800	3.45%	44,577	1,766	3.96%
Commercial real estate	166,973	6,761	4.05%	132,948	5,366	4.04%
Construction	31,810	1,225	3.85%	34,408	1,449	4.21%
Total real estate loans	581,311	21,334	3.67%	530,265	20,723	3.91%
Commercial and industrial	22,082	1,364	6.18%	17,848	781	4.38%
Consumer	10,034	464	4.62%	13,799	708	5.13%
Total loans	613,427	23,162	3.78%	561,912	22,212	3.95%
Investment securities(2) (3)	55,421	923	1.67%	58,233	1,306	2.24%
Interest-earning deposits	32,841	32	0.10%	30,277	76	0.25%
Total interest-earning assets	701,689	24,117	3.44%	650,422	23,594	3.63%
Noninterest-earning assets	42,608			39,395
Total assets	$744,297			$689,817
Interest-bearing liabilities:
Savings accounts	190,865	335	0.18%	161,502	831	0.51%
NOW accounts	65,978	138	0.21%	55,396	185	0.33%
Money market accounts	74,816	174	0.23%	71,817	456	0.63%
Term certificates	112,802	743	0.66%	147,655	2,305	1.56%
Total interest-bearing deposits	444,461	1,390	0.31%	436,370	3,777	0.87%
FHLBB and FRB advances	59,963	763	1.27%	71,661	943	1.32%
Total interest-bearing liabilities	504,424	2,153	0.43%	508,031	4,720	0.93%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	121,378			80,957
Other noninterest-bearing liabilities	15,331			12,384
Total liabilities	641,133			601,372
Total stockholders' equity	103,164			88,445
Total liabilities and stockholders' equity	$744,297			$689,817
Net interest income		$21,964			$18,874
Interest rate spread(4)			3.01%			2.70%
Net interest-earning assets(5)	$197,265			$142,391
Net interest margin(6)			3.13%			2.90%
Cost of deposits (8)			0.25%			0.73%
Cost of funds (9)			0.34%			0.80%
Ratio of interest-earning assets to interest-bearing liabilities	139.11%			128.03%

(1) Includes nonaccruing loan balances and interest received on such loans, in addition to loans held for sale.

(2) Includes carrying value of securities classified as available-for-sale and FHLBB stock.

(3) Includes tax equivalent adjustments for municipal securities, based on a statutory tax rate of 21%, of $4,000 and $5,000 for the years ended December 31, 2021 and 2020, respectively.

(4) Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6) Net interest margin represents net interest income divided by average total interest-earning assets.

(7) During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

(8) Cost of deposits represents the total interest paid on deposits, divided by total interest-bearing deposits plus total noninterest-bearing deposits.

(9) Cost of funds represents the total interest paid on liabilities, divided by total interest-bearing liabilities plus total noninterest-bearing deposits.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Balances Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest-earning assets:
Loans:
1-4 family residential	$319,855	$345,576	$319,087	$336,805	$332,349
Home equity	57,183	53,345	49,789	48,383	47,844
Commercial real estate	186,943	174,319	159,423	146,683	134,766
Construction	34,246	32,690	29,902	30,350	32,101
Total real estate loans	598,227	605,930	558,201	562,221	547,060
Commercial and industrial	18,311	22,693	25,497	21,860	21,378
Consumer	8,313	12,820	9,052	9,940	11,564
Total loans	624,851	641,443	592,750	594,021	580,002
Investment securities	54,314	54,229	55,376	57,818	58,329
Interest-earning deposits	41,161	11,002	43,888	35,492	30,573
Total interest-earning assets	720,326	706,674	692,014	687,331	668,904
Non-interest earning assets	43,478	44,614	40,257	42,045	45,015
Total assets	$763,804	$751,288	$732,271	$729,376	$713,919

Interest-bearing liabilities:
Savings accounts	$191,464	$189,254	$192,434	$190,313	$181,653
NOW accounts	62,838	61,951	69,730	69,511	59,005
Money market accounts	77,140	73,662	72,469	75,994	75,106
Term certificates	135,406	113,787	104,604	96,978	112,260
Total interest-bearing deposits	466,848	438,654	439,237	432,796	428,024
FHLBB and FRB advances	53,592	64,047	51,502	70,857	77,584
Total interest-bearing liabilities	520,440	502,701	490,739	503,653	505,608
Noninterest-bearing liabilities:
Noninterest-bearing deposits	127,486	126,165	124,656	106,929	94,540
Other noninterest-bearing liabilities	13,305	19,021	13,606	15,375	13,539
Total liabilities	661,231	647,887	629,001	625,957	613,687
Total stockholders' equity	102,573	103,401	103,270	103,419	100,232
Total liabilities and stockholders' equity	$763,804	$751,288	$732,271	$729,376	$713,919

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Interest Earned and Paid Trend

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest-earning assets:
Loans:
1-4 family residential	$2,790	$3,021	$2,763	$2,974	$3,027
Home equity	480	475	412	433	436
Commercial real estate	1,880	1,809	1,666	1,406	1,342
Construction	331	310	289	295	325
Total real estate loans	5,481	5,615	5,130	5,108	5,130
Commercial and industrial	331	493	266	274	258
Consumer	111	118	109	126	144
Total loans	5,923	6,226	5,505	5,508	5,532
Investment securities	222	224	230	247	290
Interest-earning deposits	13	4	8	7	7
Total interest-earning assets	6,158	6,454	5,743	5,762	5,829

Interest-bearing liabilities:
Savings accounts	$72	$76	$89	$98	$142
NOW accounts	29	23	38	48	43
Money market accounts	36	41	43	54	62
Term certificates	171	159	175	238	294
Total interest-bearing deposits	308	299	345	438	541
FHLBB and FRB advances	155	178	198	232	247
Total interest-bearing liabilities	463	477	543	670	788

Net interest income	5,695	5,977	5,200	5,092	5,041

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Average Yield Trend(1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Interest-earning assets:
Loans:
1-4 family residential	3.46%	3.47%	3.47%	3.58%	3.62%
Home equity	3.33%	3.53%	3.32%	3.63%	3.63%
Commercial real estate	3.99%	4.12%	4.19%	3.89%	3.96%
Construction	3.83%	3.76%	3.88%	3.94%	4.03%
Total real estate loans	3.63%	3.68%	3.69%	3.68%	3.73%
Commercial and industrial	7.17%	8.62%	4.18%	5.08%	4.80%
Consumer	5.30%	3.65%	4.83%	5.14%	4.95%
Total loans	3.76%	3.85%	3.73%	3.76%	3.79%
Investment securities	1.62%	1.64%	1.67%	1.73%	1.98%
Interest-earning deposits	0.13%	0.14%	0.07%	0.08%	0.09%
Total interest-earning assets	3.39%	3.62%	3.33%	3.40%	3.47%

Interest-bearing liabilities:
Savings accounts	0.15%	0.16%	0.19%	0.21%	0.31%
NOW accounts	0.18%	0.15%	0.22%	0.28%	0.29%
Money market accounts	0.19%	0.22%	0.24%	0.29%	0.33%
Term certificates	0.50%	0.55%	0.67%	1.00%	1.04%
Total interest-bearing deposits	0.26%	0.27%	0.32%	0.41%	0.50%
FHLBB and FRB advances	1.15%	1.10%	1.54%	1.33%	1.27%
Total interest-bearing liabilities	0.35%	0.38%	0.44%	0.54%	0.62%

Interest rate spread	3.04%	3.24%	2.89%	2.86%	2.85%
Net interest rate margin	3.14%	3.36%	3.01%	3.00%	3.00%
Cost of deposits	0.21%	0.21%	0.25%	0.33%	0.41%
Cost of funds	0.28%	0.30%	0.35%	0.45%	0.52%
Ratio of interest-earning assets to interest-bearing liabilities	138.41%	140.58%	141.01%	136.47%	132.30%
(1)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2021 vs. September 30, 2021
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$(224)	$(7)	(231)
Home equity	33	(28)	5
Commercial real estate	128	(57)	71
Construction	15	6	21
Total real estate loans	(48)	(86)	(134)
Commercial and industrial	(86)	(76)	(162)
Consumer	(32)	26	(6)
Total loans	(166)	(136)	(302)
Investment securities	-	(3)	(3)
Interest-earning deposits	10	(1)	9
Total interest-earning assets	(156)	(140)	(296)
Interest-bearing liabilities:
Savings accounts	1	(5)	(4)
NOW accounts	-	6	6
Money market accounts	2	(7)	(5)
Term certificates	28	(16)	12
Total interest-bearing deposits	31	(22)	9
FHLBB and FRB advances	(28)	5	(23)
Total interest-bearing liabilities	3	(17)	(14)
Change in net interest income	$(159)	$(123)	$(282)

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2021 vs. 2020
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$(108)	$(129)	(237)
Home equity	81	(37)	44
Commercial real estate	512	26	538
Construction	22	(16)	6
Total real estate loans	507	(156)	351
Commercial and industrial	(33)	106	73
Consumer	(38)	6	(32)
Total loans	436	(44)	392
Investment securities	(19)	(50)	(69)
Interest-earning deposits	2	4	6
Total interest-earning assets	419	(90)	329
Interest-bearing liabilities:
Savings accounts	8	(78)	(70)
NOW accounts	3	(17)	(14)
Money market accounts	2	(28)	(26)
Term certificates	52	(175)	(123)
Total interest-bearing deposits	65	(298)	(233)
FHLBB and FRB advances	(71)	(21)	(92)
Total interest-bearing liabilities	(6)	(319)	(325)
Change in net interest income	$425	$229	$654

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Rate/Volume Analysis

(Dollars in thousands)

(Unaudited)

	Year to Date
	December 31, 2021 vs. 2020
	Increase (Decrease)		Total
	Due to Changes in		Increase
	Volume	Rate	(Decrease)
Interest-earning assets:
Loans:
1-4 family residential	$445	$(1,039)	(594)
Home equity	280	(246)	34
Commercial real estate	1,368	27	1,395
Construction	(105)	(119)	(224)
Total real estate loans	1,988	(1,377)	611
Commercial and industrial	157	426	583
Consumer	(179)	(65)	(244)
Total loans	1,966	(1,016)	950
Investment securities	(60)	(323)	(383)
Interest-earning deposits	6	(50)	(44)
Total interest-earning assets	1,912	(1,389)	523
Interest-bearing liabilities:
Savings accounts	130	(626)	(496)
NOW accounts	31	(78)	(47)
Money market accounts	18	(300)	(282)
Term certificates	(453)	(1,109)	(1,562)
Total interest-bearing deposits	(274)	(2,113)	(2,387)
FHLBB and FRB advances	(150)	(30)	(180)
Total interest-bearing liabilities	(424)	(2,143)	(2,567)
Change in net interest income	$2,336	$754	$3,090

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Quarterly Trend in Mortgage Banking Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Gain on loan origination and sale activities, net
Gain on sale of mortgages and realized gain from derivative financial instruments, net	$4,818	$6,339	$6,545	$15,876	$12,907
Net change in fair value of loans held for sale and portfolio loans accounted for at fair value	(1,360)	549	1,091	(3,816)	896
Capitalized residential mortgage loan servicing rights	942	783	1,476	2,797	2,296
Net change in fair value of derivative loan commitments and forward loan sale commitments	(677)	(442)	(3,372)	(3,864)	(1,479)
Gain on loan origination and sales activities, net	$3,723	$7,229	$5,740	$10,993	$14,620

Mortgage servicing fees, net
Residential mortgage loan servicing fees	$1,355	$1,282	$1,205	$1,170	$1,143
Amortization of residential mortgage loan servicing rights	(831)	(795)	(759)	(812)	(781)
Release (provision) to the valuation allowance of mortgage loan servicing rights	43	39	(65)	421	(87)
Sub-servicer expenses (1)	(310)	(252)	-	-	-
Mortgage servicing fees, net	$257	$274	$381	$779	$275
Total gain on loan origination and sales activities and mortgage servicing fees	$3,980	$7,503	$6,121	$11,772	$14,895

Principal balance of loans originated for sale	$222,644	$260,519	$309,033	$487,675	$443,948
Principal balance of loans sold	$297,316	$260,473	$342,762	$503,285	$426,485
Ending notional amount of derivative loan commitments	$85,887	$158,085	$139,748	$239,509	$396,551
Loans held for sale, at fair value	$44,766	$75,400	$74,277	$93,176	$119,112
Margin on loans sold (2)	1.94%	2.73%	2.34%	3.71%	3.56%
(1)

Sub-servicer expenses were first incurred during the three months ended September 30, 2021, due to a conversion of the Company’s mortgage loan servicing activities. Previously, all expenses related to servicing mortgage loans serviced for others were included in non-interest expenses.

(2)

Margin on loans sold is calculated as the sum of the gain on sale of mortgages and realized gain from derivative financial instruments, net, plus capitalized residential mortgage loan servicing rights divided by the principal balance of loans sold.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Year-to-Date Trend in Mortgage Banking Income

(Dollars in thousands)

(Unaudited)

	Year-to-Date
	December 31,	December 31,
	2021	2020
Gain on loan origination and sale activities, net
Gain on sale of mortgages and realized gain from derivative financial instruments, net	$33,578	$34,203
Net change in fair value of loans held for sale and portfolio loans accounted for at fair value	(3,536)	3,263
Capitalized residential mortgage loan servicing rights	5,998	8,428
Net change in fair value of derivative loan commitments and forward loan sale commitments	(8,355)	8,342
Gain on loan origination and sales activities, net	$27,685	$54,236

Mortgage servicing fees, net
Residential mortgage loan servicing fees	$5,012	$3,458
Amortization of residential mortgage loan servicing rights	(3,197)	(2,543)
Release (provision) to the valuation allowance of mortgage loan servicing rights	438	(2,068)
Sub-servicer expenses (1)	(562)	-
Mortgage servicing fees, net	$1,691	$(1,153)
Total gain on loan origination and sales activities and mortgage servicing fees	$29,376	$53,083

Principal balance of loans originated for sale	$1,279,871	$1,556,587
Principal balance of loans sold	$1,403,836	$1,497,643
Ending notional amount of derivative loan commitments	$85,887	$396,551
Loans held for sale, at fair value	$44,766	$119,112
Margin on loans sold (2)	2.82%	2.85%
(1)

Sub-servicer expenses were first incurred during the three months ended September 30, 2021, due to a conversion of the Company’s mortgage loan servicing activities. Previously, all expenses related to servicing mortgage loans serviced for others were included in non-interest expenses.

(2)

Margin on loans sold is calculated as the sum of the gain on sale of mortgages and realized gain from derivative financial instruments, net, plus capitalized residential mortgage loan servicing rights divided by the principal balance of loans sold.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,916	$778	$5,694
Provision (credit) for loan losses	(108)	-	(108)
Net interest income after provision (credit) for loan losses	5,024	778	5,802

Non-interest income:
Customer service fees	413	9	422
Gain on loan origination and sale activities, net (1)	-	4,190	4,190
Mortgage servicing fees, net	(213)	470	257
Other	16	117	133
Total non-interest income	216	4,786	5,002

Non-interest expenses:
Salaries and employee benefits	1,741	4,343	6,084
Occupancy and equipment	500	213	713
Other non-interest expenses	1,038	1,386	2,424
Total non-interest expenses	3,279	5,942	9,221

Income (loss) before income taxes and elimination of inter-segment profit	$1,961	$(378)	1,583

Elimination of inter-segment profit			(467)
Income before income taxes			1,116

Income tax expense			330
Net income			$786

(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended September 30, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$5,243	$733	$5,976
Provision (credit) for loan losses	(90)	-	(90)
Net interest income after provision (credit) for loan losses	5,333	733	6,066

Non-interest income:
Customer service fees	394	16	410
Gain on loan origination and sale activities, net (1)	-	7,925	7,925
Mortgage servicing fees, net	(222)	496	274
Other	105	131	236
Total non-interest income	277	8,568	8,845

Non-interest expenses:
Salaries and employee benefits	1,742	4,639	6,381
Occupancy and equipment	473	241	714
Other non-interest expenses	1,046	1,718	2,764
Total non-interest expenses	3,261	6,598	9,859

Income before income taxes and elimination of inter-segment profit	$2,349	$2,703	5,052

Elimination of inter-segment profit			(696)
Income before income taxes			4,356

Income tax expense			1,230
Net income			$3,126
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended December 31, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$4,265	$775	$5,040
Provision for loan losses	215	-	215
Net interest income after provision for loan losses	4,050	775	4,825

Non-interest income:
Customer service fees	353	28	381
Gain on loan origination and sale activities, net (1)	-	15,062	15,062
Mortgage servicing fees, net	(100)	375	275
Other	147	164	311
Total non-interest income	400	15,629	16,029

Non-interest expenses:
Salaries and employee benefits	2,178	6,544	8,722
Occupancy and equipment	465	685	1,150
Other non-interest expenses	1,942	1,113	3,055
Total non-interest expenses	4,585	8,342	12,927

Income (loss) before income taxes and elimination of inter-segment profit	$(135)	$8,062	7,927

Elimination of inter-segment profit			(442)
Income before income taxes			7,485

Income tax expense			2,211
Net income			$5,274
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2021
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$18,894	$3,066	$21,960
Provision (credit) for loan losses	(438)	-	(438)
Net interest income after provision (credit) for loan losses	19,332	3,066	22,398

Non-interest income:
Customer service fees	1,538	80	1,618
Gain on loan origination and sale activities, net (1)	-	30,347	30,347
Mortgage servicing fees, net	(622)	2,313	1,691
Other	428	501	929
Total non-interest income	1,344	33,241	34,585

Non-interest expenses:
Salaries and employee benefits	7,031	21,181	28,212
Occupancy and equipment	1,825	967	2,792
Other non-interest expenses	4,435	6,219	10,654
Total non-interest expenses	13,291	28,367	41,658

Income before income taxes and elimination of inter-segment profit	$7,385	$7,940	15,325

Elimination of inter-segment profit			(2,662)
Income before income taxes			12,663

Income tax expense			3,062
Net income			$9,601
(1)	Before elimination of inter-segment profit.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Segment Information

(Dollars in thousands)

(Unaudited)

	For the Year Ended December 31, 2020
	Envision Bank	Envision Mortgage	Consolidated Total
Net interest income	$16,235	$2,632	$18,867
Provision for loan losses	2,553	-	2,553
Net interest income after provision for loan losses	13,682	2,632	16,314

Non-interest income:
Customer service fees	1,180	103	1,283
Gain on loan origination and sale activities, net (1)	-	55,729	55,729
Mortgage servicing fees, net	(381)	(772)	(1,153)
Other	465	580	1,045
Total non-interest income	1,264	55,640	56,904

Non-interest expenses:
Salaries and employee benefits (2)	9,161	24,000	33,161
Occupancy and equipment	1,770	1,775	3,545
Other non-interest expenses	5,228	4,382	9,610
Total non-interest expenses	16,159	30,157	46,316

Income (loss) before income taxes and elimination of inter-segment profit	$(1,213)	$28,115	26,902

Elimination of inter-segment profit			(1,493)
Income before income taxes			25,409

Income tax expense			5,477
Net income			$19,932
(1)	Before elimination of inter-segment profit.
(2)

Salaries and benefits include the severance and vested stock acceleration costs related to the retirement of the CEO and CFO of the Bank. The total cost of this event was $1.38 million, of which $1.03 million was allocated to the Bank segment and the remainder, $344,000, was allocated to the mortgage segment.

The information above was derived from the internal management reporting system used to measure performance of the segments.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

Unaudited

		Quarter Ended
		December 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,116	$330	$786	$0.16
Loss on disposal of fixed assets	Non-interest income	55	16	39	0.01
Accrued severance expenses	Non-interest expense	26	7	19	-
Non-GAAP basis		$1,197	$353	$844	$0.17

		Quarter Ended
		September 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$4,356	$1,230	$3,126	$0.62
Accrued severance expenses	Non-interest expense	139	40	99	0.02
Other outsourcing expenses	Non-interest expense	190	54	136	0.03
Non-GAAP basis		$4,685	$1,324	$3,361	$0.67

		Quarter Ended
		June 30, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision (credit) for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$1,415	$(162)	$1,577	$0.31
Loss on disposal of fixed assets	Non-interest income	29	8	21	-
Accrued severance expenses	Non-interest expense	145	41	104	0.02
Other outsourcing expenses	Non-interest expense	71	20	51	0.01
Non-GAAP basis		$1,660	$(93)	$1,753	$0.34

		Quarter Ended
		March 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$5,776	$1,664	$4,112	$0.78
Accrued severance expenses	Non-interest expense	109	31	78	0.01
Non-GAAP basis		$5,885	$1,695	$4,190	$0.79

		Quarter Ended
		December 31, 2020
Adjustments	Income Statement Section	Income (Loss) Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$7,485	$2,211	$5,274	$1.01
Residential lending office closure	Non-interest expense	294	63	231	0.04
COVID-19 related expenses	Non-interest expense	69	15	54	0.01
Non-GAAP basis		$7,848	$2,289	$5,559	$1.06

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share amounts)

(Unaudited)

		Year to Date
		December 31, 2021
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$12,663	$3,062	$9,601	$1.88
Loss on disposal of fixed assets	Non-interest income	84	24	60	0.01
Accrued severance expenses	Non-interest expense	419	120	299	0.06
Other outsourcing expenses	Non-interest expense	261	75	186	0.04
Non-GAAP basis		$13,427	$3,281	$10,146	$1.99

		Year to Date
		December 31, 2020
Adjustments	Income Statement Section	Income Before Taxes	Provision for Income Taxes	Net Income	Earnings per Share (diluted)
GAAP basis		$25,409	$5,477	$19,932	$3.86
Retirement salary and benefits compensation	Non-interest expense	692	149	543	0.11
Accelerated vesting of stock-based compensation	Non-interest expense	683	147	536	0.10
COVID-19 related expenses	Non-interest expense	229	49	180	0.03
Residential lending office closure	Non-interest expense	294	63	231	0.04
Accrued severance expenses	Non-interest expense	69	15	54	0.01
Non-GAAP basis		$27,376	$5,900	$21,476	$4.15

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Return on average assets: (1, 5)
GAAP	0.41%	1.66%	0.86%	2.26%	2.95%
Non-GAAP (2)	0.44%	1.79%	0.96%	2.30%	3.11%

Return on average equity: (1, 6)
GAAP	3.07%	12.09%	6.11%	15.90%	21.05%
Non-GAAP (2)	3.29%	13.00%	6.79%	16.21%	22.18%

Net interest margin (10)	3.14%	3.36%	3.01%	3.00%	3.00%

Non-interest income to total income:
GAAP	44.33%	57.69%	56.73%	70.93%	75.57%
Non-GAAP (2)	44.63%	57.69%	56.83%	70.93%	75.57%

Profit percentage (9)
GAAP	9.85%	30.20%	11.55%	31.76%	37.33%
Non-GAAP (2)	10.59%	32.53%	13.56%	32.39%	39.09%

Efficiency ratio: (7)
GAAP	90.15%	69.80%	88.45%	68.24%	62.67%
Non-GAAP (2)	89.41%	67.47%	86.44%	67.61%	60.91%

Tier 1 capital to average assets (3)	13.23%	13.38%	13.72%	13.81%	13.85%

Non-performing assets as a percentage of total assets (4)	0.33%	0.20%	0.86%	1.14%	1.01%

Allowance for loan losses as a percentage of total loans (4)	1.14%	1.13%	1.19%	1.32%	1.39%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.15%	1.14%	1.22%	1.36%	1.41%

Allowance for loan losses as a percentage of non-performing assets	239.67%	427.66%	101.89%	78.99%	94.58%
Allowance for loan losses as a percentage of non-performing loans	239.67%	427.66%	101.89%	77.75%	92.87%

Tangible book value per share (8)	$19.73	$19.71	$19.16	$18.80	$18.16
Outstanding shares	5,113,825	5,103,619	5,254,522	5,364,240	5,495,514
(1)	Annualized for quarterly periods presented.
(2)	See page 26 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on a quarterly basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $24,000, $26,000, $28,000, $31,000, and $33,000 at December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively, divided by outstanding shares at period end.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.
(10)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	At or for the Year Ended
	December 31,	December 31,
	2021	2020
Return on average assets: (1, 5)
GAAP	1.29%	2.89%
Non-GAAP (2)	1.36%	3.11%

Return on average equity: (1, 6)
GAAP	9.31%	22.54%
Non-GAAP (2)	9.83%	24.28%

Net interest margin (10)	3.13%	2.90%

Non-interest income to total income:
GAAP	59.25%	74.60%
Non-GAAP (2)	59.31%	74.60%

Profit percentage (9)
GAAP	22.69%	37.65%
Non-GAAP (2)	24.07%	39.80%

Efficiency ratio: (7)
GAAP	77.31%	62.35%
Non-GAAP (2)	75.93%	59.71%

Tier 1 capital to average assets (3)	13.58%	13.85%

Non-performing assets as a percentage of total assets (4)	0.33%	1.01%

Allowance for loan losses as a percentage of total loans (4)	1.14%	1.39%
Allowance for loan losses as a percentage of total loans, excluding SBA PPP Loans (4)	1.15%	1.41%

Allowance for loan losses as a percentage of non-performing assets	239.67%	94.58%
Allowance for loan losses as a percentage of non-performing loans	239.67%	92.87%

Tangible book value per share (8)	$19.73	$18.16
Outstanding shares	5,113,825	5,495,514
(1)	Annualized for quarterly periods presented.
(2)	See page 27 – Reconciliation of GAAP to Non-GAAP Net Income.
(3)	Average assets calculated on an annual basis for all periods presented.
(4)	Total loans exclude loans held for sale but includes net deferred loan costs and fees.
(5)	This non-GAAP measure represents net income divided by average total assets.
(6)	This non-GAAP measure represents net income divided by average stockholders’ equity.
(7)	This non-GAAP measure represents total non-interest expenses divided by net interest income and non-interest income.
(8)

This non-GAAP measure represents total stockholders’ equity, minus intangible assets of $24,000 and $33,000 at December 31, 2021 and December 31, 2020, respectively, divided by outstanding shares at period end.

(9)	This non-GAAP measure represents net interest income plus noninterest income less non-interest expense divided by net interest income plus non-interest income.
(10)

During the fourth quarter of 2021, the Company changed the yield calculation method from the “30/360” to the “Actual/Actual” method. Management believes that the “Actual/Actual” method provides a more consistent and relevant metric for yield performance comparisons.

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

Loan Payment Deferrals

	As of December 31, 2021
	Commercial loans	Residential and consumer loans	Residential loans serviced for others
	(Dollars in thousands)
Balance outstanding	$226,234	$323,603	$1,975,876

COVID-19 related loan payment deferrals:
Loans in COVID-19-related loan payment deferral	$-	$1,991	$5,292
Loans in deferral as a percentage of category loans	0.0%	0.6%	0.3%
Loans with suspended payment	$-	$1,991	$2,026
Loans with reduced payment	-	-	3,266

Loans which obtained a COVID-19-related payment deferral but
have since resumed payment	$37,539	$17,115	$63,084
Loans reinstated (borrower paid any unpaid principal and interest)	23,267	1,426	4,499
Loans on a repayment plan	-	-	1,313
Loans which resumed payment but deferred principal and/or
interest payments to maturity	4,549	8,494	31,025
Loans which were paid off completely	9,723	7,195	26,247

2 Batterymarch Park, Suite 301, Quincy, MA 02169  |  877.963.2100  |  randolphbancorp.com

Randolph Bancorp, Inc.

COVID-19 Supplemental Disclosure

(Unaudited)

COVID-19 Highly Impacted Sectors

	As of December 31, 2021
	Exposure Balance				Exposure by Risk Weighting
							Balance
		Real	Commercial				with
		Estate	&				Deferred
Industry (1)	Total	Secured	Industrial	Construction	Pass	Criticized	Payments
	(Dollars in thousands)
Group home/care facility	$1,042	$1,042	$-	$-	$1,042	$-	$-
Hotels/hospitality	9,506	9,453	53	-	53	9,453	-
Restaurants/food service	2,488	1,468	1,020	-	2,489	-	-
Retail/shopping center	15,642	11,980	-	3,662	14,635	1,006	-
Other sectors (2)	8,851	8,592	59	200	8,852	-	-
Total loans in COVID-19 impacted sectors	$37,529	$32,535	$1,132	$3,862	$27,071	$10,459	$-
Percentage of commercial loans outstanding	16.6%	16.5%	6.6%	33.4%
Commercial loans outstanding	$226,234	$197,423	$17,242	$11,569
Loan to value secured by real estate (3)		59.4%		62.0%
(1)

This disclosure focuses on industries with balances that are significant to the portfolio at December 31, 2021 and omits industries affected by the COVID-19 pandemic (oil and gas, transportation, etc.) to which the Company has minimal or no exposure. This disclosure also excludes SBA PPP Loans, given their government guarantee.

(2)	Includes customers operating in various sectors which have been impacted by COVID-19.
(3)	Loan to value secured by real estate equals the exposure balance divided by the most recent appraised value.

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